Exhibit 99.1

June 12, 2018

Cancer Genetics Strengthens Management Team with Appointment of Michael McCartney as Chief Commercial Officer

Executive appointment underscores continued execution of new corporate strategy of expanding Biopharma and Discovery businesses

RUTHERFORD, N.J., June 12, 2018 (GLOBE NEWSWIRE) -- Cancer Genetics, Inc. (Nasdaq:CGIX), a leader in enabling precision medicine for oncology through molecular markers and diagnostics, today announced the appointment Michael McCartney as the Company’s Chief Commercial Officer, effective immediately. Mr. McCartney will be responsible for developing and overseeing Cancer Genetics’ commercial strategy and spearheading the Company’s business development initiatives.

Mr. McCartney has more than 20 years of life sciences, diagnostic and lab services industry experience with senior level responsibilities in sales management, global marketing and business development. Prior to joining Cancer Genetics, Mr. McCartney served as the Chief Executive Officer at SciKon Innovation, Inc., an early-stage life science company, where he was responsible for guiding the company through fundraising activities as well as developing and executing an exit strategy for the company. Prior to his appointment as CEO, Michael served as Chief Operating Officer at SciKon, where he was responsible for developing the sales and marketing organizations, creating the overall sales process, strategic direction, as well as company and individual goals. Early in his career, Mr. McCartney held positions across multiple disciplines at BioAgilytix Labs, Roche, Siemens and Abbott.

Mr. McCartney holds a Master of Business Administration degree from LaSalle University in Philadelphia and a Bachelor’s degree in Business Administration with an emphasis on finance from Indiana University of Pennsylvania.

“We are excited to welcome Michael to Cancer Genetics as we execute on our plans to transform the business to accelerate the path to profitability by expanding revenues in our Biopharma and Discovery businesses in the near term,” said John A. Roberts, Chief Executive Officer of Cancer Genetics. “Michael’s leadership and expertise in sales and marketing management and commercial strategy development will be instrumental in driving sustainable growth for our Company.”

“The team at Cancer Genetics’ is committed to leveraging its expertise in developing advanced assays and tests, especially in the immuno-oncology arena, to continue transforming cancer diagnosis and treatment, and empowering our biopharma partners’ development efforts,” said Mr. McCartney. “I am pleased to be a part of the team and look forward to building and executing commercial and business initiatives focused on bringing important new tests and services to biopharma and biotech companies that enhance the development of drugs designed to improve patient outcomes.”

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology by partnering with leading pharmaceutical and biotechnology companies developing novel treatments to fight cancer and supporting physicians providing direct patient care through the use of oncology biomarkers and molecular testing. CGI has developed a global footprint with locations in the US, Australia, India and China. We have established strong clinical research collaborations with leading biopharma companies and major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, USC Norris Comprehensive Cancer Center, Tisch Cancer Institute at Mount Sinai and the National Cancer Institute among others.

The Company offers a comprehensive array of oncology-focused services that provide critical genomic and biomarker information. The Company’s team of medical and scientific experts delivers clinical laboratory services from CLIA-certified and CAP-accredited laboratories in the US with licensure from several states, including New York State; and preclinical services, including animal studies, from GLP-compliant audited facilities.

For more information, please visit or follow CGI at:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in revenues, margins, research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. tests and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or bookings or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights, uncertainty of collections from Medicare and third party payors for novel tests and services and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts: Lee Roth /

Carol Ruth The Ruth Group

Tel: 646-536-7012 / 7004

Email: lroth@theruthgroup.com / cruth@theruthgroup.com

Media Contact: Kirsten

Thomas The Ruth Group Tel: 508-280-6592

Email: kthomas@theruthgroup.com

Source: Cancer Genetics, Inc.